Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS 2017 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS
Cray Continues to Expect Growth for 2018

Seattle, WA - February 15, 2018 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the year and fourth quarter ended December 31, 2017.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

For 2017, Cray reported total revenue of $392.5 million, which compares with $629.8 million in 2016. Net loss for 2017 was $133.8 million, or $3.33 per diluted share, compared to net income of $10.6 million, or $0.26 per diluted share in 2016. Non-GAAP net loss, which adjusts for selected unusual and non-cash items, was $40.5 million, or $1.01 per diluted share for 2017, compared to non-GAAP net income of $19.9 million, or $0.49 per diluted share in 2016.

Revenue for the fourth quarter of 2017 was $166.6 million, compared to $346.6 million in the fourth quarter of 2016. Net loss for the fourth quarter of 2017 was $97.5 million, or $2.42 per diluted share, compared to net income of $51.8 million, or $1.27 per diluted share in the fourth quarter of 2016. Non-GAAP net income was $9.2 million, or $0.22 per diluted share for the fourth quarter of 2017, compared to non-GAAP net income of $56.3 million, or $1.38 per diluted share for the same period in 2016.

The Company’s GAAP Net Loss for the fourth quarter and year ended December 31, 2017 was significantly impacted by both the enactment of the Tax Cuts and Jobs Act of 2017 and by its decision to record a valuation allowance against all of its U.S. deferred tax assets. The combined GAAP impact totaled $103 million. These items have been excluded for non-GAAP purposes.

For 2017, overall gross profit margin on a GAAP and non-GAAP basis was 33% and 34%, respectively, compared to 35% on a GAAP and non-GAAP basis for 2016.

Operating expenses for 2017 were $196.4 million, compared to $211.1 million in 2016. Non-GAAP operating expenses for 2017 were $176.5 million, compared to $199.7 million in 2016. GAAP operating expenses in 2017 included $8.6 million in restructuring charges associated with our recent workforce reduction.

As of December 31, 2017, cash, investments and restricted cash totaled $147 million. Working capital at the end of the fourth quarter was $354 million, compared to $373 million at December 31, 2016.

“Despite difficult conditions in our core market we finished 2017 strong, highlighted by several large acceptances at multiple sites around the world, including completing the installation of what is now the largest supercomputing complex in India at the Ministry of Earth Sciences,” said Peter Ungaro, president and CEO of Cray.  “As we shift to 2018, we’re seeing signs of a rebound at the high-end of supercomputing as well as considerable growth opportunities in the coming years. Supercomputing continues to expand in importance to both government and commercial customers, driving growth and competitiveness across many different disciplines and industries. As the leader at the high-end of the market, we’re poised to play a key role in this growth and I’m excited about where we’re headed.”

Outlook
For 2018, while a wide range of results remains possible, Cray continues to expect revenue to grow in the range of 10-15% over 2017. Revenue is expected to be about $50 million for the first quarter of 2018. For 2018, GAAP and non-GAAP gross margins are expected to be in the low- to mid-30% range. Non-GAAP operating expenses for 2018 are expected to be in the range of $190 million. For 2018, non-GAAP adjustments are expected to total about $14 million, driven primarily by share-based compensation. For the year, GAAP operating expenses are anticipated to be about $12 million higher than non-GAAP operating expenses, and GAAP gross profit is expected to be about $2 million lower than non-GAAP gross profit.

Based on this outlook, Cray’s effective GAAP and non-GAAP tax rates for 2018 are both expected to be in the low-single digit range, on a percentage basis.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In January, Cray announced it had deployed two Cray XC40 supercomputers and two Cray ClusterStor storage systems as part of a $67 million contract with the Ministry of Earth Sciences in India. The combined systems are the largest supercomputing resource in India and were accepted in late 2017.

•
In December, Cray announced that it has joined the Big Data Center at the Department of Energy’s National Energy Research Scientific Computing Center (NERSC). The collaboration is representative of Cray’s commitment to leverage its supercomputing expertise, technologies, and best practices to advance the adoption of Artificial Intelligence (AI), deep learning, and data-intensive computing.

•
In November, Cray announced that Samsung Electronics Co. Ltd. has purchased a Cray CS-Storm accelerated cluster supercomputer. The Samsung Strategy & Innovation Center procured the system for use in its research into AI and deep learning workloads, including systems for connected cars and autonomous technologies.

•
In November, Cray announced new high performance computing storage solutions including Cray View for ClusterStor – providing customers with dramatically improved job productivity; Cray ClusterStor L300N – a flash-based acceleration solution; and Cray DataWarp for the Cray XC50 supercomputer – exponentially reducing data access time.

•
In November, Cray announced the Company is creating an Arm-based supercomputer with the addition of Cavium ThunderX2 processors to the Cray XC50 supercomputer. Cray customers will have a complete Arm-based supercomputer that features a full software environment, including the Cray Linux Environment, the Cray Programming Environment, and Arm-optimized compilers, libraries, and tools for running today’s supercomputing workloads.

•
In November, Cray announced a comprehensive set of AI products and programs that will empower customers to learn, start, and scale their deep learning initiatives. These include the new Cray Accel AI lab, new Cray Accel AI offerings, a new Cray Urika-XC analytics software suite, and an AI collaboration agreement with Intel.

•
In December, Cray announced that Catriona Fallon was appointed to Cray’s board of directors. Fallon is currently the Senior Vice President, Networks Segment at Itron Inc. and was Chief Financial Officer before Itron’s acquisition of Silver Springs Networks in January 2018.

Conference Call Information
Cray will host a conference call today, Thursday, February 15, 2018 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its year and fourth quarter ended December 31, 2017 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #56308204. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #56308204. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PT on Thursday, February 15, 2018.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as share-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.

About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, Cray’s competitive position in the high-end supercomputing market and the timing of a rebound in that market, Cray’s ability to grow in the future, and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray systems to be accepted in the future when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence and commercial markets as expected or at all, the risk that Cray is not able to reach new customers through cloud services offerings as expected or at all, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that the expense and/or effort to address Cray systems at customer sites that have issues with third party components or with Cray components, including issues related to the “Spectre” and “Meltdown” processor security vulnerabilities, is material, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that government funding for research and development projects is less than expected, the risk that new third-party processors and other components for our systems are not available with the anticipated performance, timing or pricing, the risk that Cray is not able to achieve anticipated gross margin or expense levels and such other risks as identified in Cray’s Annual Report on Form 10-K for the year ended December 31, 2017, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY, the stylized CRAY mark and Urika are registered trademarks of Cray Inc. in the United States and other countries, and ClusterStor, CS-Storm, DataWarp and the XC family of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Product	$132,256	$311,408	$250,195	$499,432
Service	34,387	35,166	142,314	130,377
Total revenue	166,643	346,574	392,509	629,809
Cost of revenue:
Cost of product revenue	99,474	206,827	188,830	332,016
Cost of service revenue	17,109	19,256	72,975	77,578
Total cost of revenue	116,583	226,083	261,805	409,594
Gross profit	50,060	120,491	130,704	220,215
Operating expenses:
Research and development, net	22,186	29,807	98,777	112,130
Sales and marketing	16,602	18,502	59,894	64,893
General and administrative	6,089	9,728	29,113	34,053
Restructuring	915	—	8,568	—
Total operating expenses	45,792	58,037	196,352	211,076
Income (loss) from operations	4,268	62,454	(65,648)	9,139

Other income (expense), net	(356)	(196)	5,002	(1,365)
Interest income, net	621	493	3,276	2,147
Gain on strategic transaction	91	—	4,480	—
Income (loss) before income taxes	4,624	62,751	(52,890)	9,921
Income tax benefit (expense)	(102,166)	(10,976)	(80,939)	694
Net income (loss)	$(97,542)	$51,775	$(133,829)	$10,615

Basic net income (loss) per common share	$(2.42)	$1.30	$(3.33)	$0.27
Diluted net income (loss) per common share	$(2.42)	$1.27	$(3.33)	$0.26

Basic weighted average shares outstanding	40,309	39,974	40,139	39,833
Diluted weighted average shares outstanding	40,309	40,816	40,139	41,012

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$137,326	$222,962
Restricted cash	1,964	—
Short-term investments	6,997	—
Accounts and other receivables, net	162,034	197,941
Inventory	186,307	88,254
Prepaid expenses and other current assets	25,015	20,006
Total current assets	519,643	529,163

Long-term restricted cash	1,030	1,655
Long-term investment in sales-type lease, net	23,367	31,050
Property and equipment, net	36,623	30,620
Service spares, net	2,551	3,023
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	4,345	1,637
Deferred tax assets	1,106	85,613
Other non-current assets	15,910	17,629
TOTAL ASSETS	$618,757	$714,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,207	$45,504
Accrued payroll and related expenses	18,546	17,199
Other accrued liabilities	9,471	10,303
Deferred revenue	80,119	83,129
Total current liabilities	165,343	156,135

Long-term deferred revenue	38,622	27,258
Other non-current liabilities	14,495	5,703
TOTAL LIABILITIES	218,460	189,096

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,464,963 and 40,757,458 shares, respectively	633,408	622,604
Accumulated other comprehensive income	915	2,782
Accumulated deficit	(234,026)	(99,910)
TOTAL SHAREHOLDERS’ EQUITY	400,297	525,476
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$618,757	$714,572

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended December 31, 2017
		Net Income (Loss)	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$(97.5)	$(2.42)	$4.3	$50.1	$45.8

Share-based compensation	(1)	3.2		3.2	0.2	3.0
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Restructuring	(3)	0.9		0.9		0.9
Gain on strategic transaction	(4)	(0.1)
Income tax on reconciling items	(5)	(1.2)
Other items impacting tax provision	(6)	103.6
Total reconciling items		106.7	2.64	4.4	0.4	4.0

Non-GAAP		$9.2	$0.22	$8.7	$50.5	$41.8

		Three Months Ended December 31, 2016
		Net Income	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$51.8	$1.27	$62.5	$120.5	$58.0

Share-based compensation	(1)	2.8		2.8	0.1	2.7
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Income tax on reconciling items	(5)	(1.1)
Other items impacting tax provision	(6)	2.6
Total reconciling items		4.5	0.11	3.0	0.1	2.9

Non-GAAP		$56.3	$1.38	$65.5	$120.6	$55.1

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude gain on strategic transaction with Seagate
(5) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 35%
(6) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (5) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Year Ended December 31, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(133.8)	$(3.33)	$(65.6)	$130.7	$196.4

Share-based compensation	(1)	10.9		10.9	0.6	10.3
Amortization of acquired and other intangibles	(2)	0.7		0.7	0.2	0.5
Restructuring	(3)	8.6		8.6		8.6
Strategic transaction-related costs	(4)	0.5		0.5		0.5
Gain on strategic transaction	(5)	(4.5)
Gain on sale of investment	(6)	(3.3)
Income tax on reconciling items	(7)	(6.1)
Other items impacting tax provision	(8)	86.5
Total reconciling items		93.3	2.32	20.7	0.8	19.9

Non-GAAP		$(40.5)	$(1.01)	$(44.9)	$131.5	$176.5

		Year Ended December 31, 2016
		Net Income	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$10.6	$0.26	$9.1	$220.2	$211.1

Share-based compensation	(1)	11.2		11.2	0.5	10.7
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.7		0.7		0.7
Income tax on reconciling items	(7)	(4.6)
Other items impacting tax provision	(8)	1.9
Total reconciling items		9.3	0.23	12.0	0.6	11.4

Non-GAAP		$19.9	$0.49	$21.1	$220.8	$199.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 35%
(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended December 31, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$32.8	25%	$17.3	50%	$50.1	30%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	—%	0.1	1%	0.4	—%

Non-GAAP		$33.1	25%	$17.4	51%	$50.5	30%

		Three Months Ended December 31, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$104.6	34%	$15.9	45%	$120.5	35%

Share-based compensation	(1)	0.1		—		0.1
Total reconciling items		0.1	—%	—	—%	0.1	—%

Non-GAAP		$104.7	34%	$15.9	45%	$120.6	35%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Year Ended December 31, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$61.4	25%	$69.3	49%	$130.7	33%

Share-based compensation	(1)	0.3		0.3		0.6
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.5	—%	0.3	—%	0.8	1%

Non-GAAP		$61.9	25%	$69.6	49%	$131.5	34%

		Year Ended December 31, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$167.4	34%	$52.8	40%	$220.2	35%

Share-based compensation	(1)	0.3		0.2		0.5
Purchase accounting adjustments	(2)	0.1				0.1
Total reconciling items		0.4	—%	0.2	1%	0.6	—%

Non-GAAP		$167.8	34%	$53.0	41%	$220.8	35%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income (Loss)
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2017	2016	2017	2016
GAAP Net Income (Loss)		$(97.5)	$51.8	$(133.8)	$10.6

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.1	0.6	0.5
Amortization of acquired and other intangibles	(2)	0.2	—	0.2	—
Purchase accounting adjustments	(2)	—	—	—	0.1
Total adjustments impacting gross profit		0.4	0.1	0.8	0.6

Non-GAAP gross margin percentage		30%	35%	34%	35%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	3.0	2.7	10.3	10.7
Amortization of acquired and other intangibles	(2)	0.1	0.2	0.5	0.7
Restructuring	(3)	0.9	—	8.6	—
Strategic transaction-related costs	(4)	—	—	0.5	—
Total adjustments impacting operating expenses		4.0	2.9	19.9	11.4

Gain on strategic transaction	(5)	(0.1)	—	(4.5)	—
Gain on sale of investment	(6)	—	—	(3.3)	—

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(7)	(1.2)	(1.1)	(6.1)	(4.6)
Other items impacting tax provision	(8)	103.6	2.6	86.5	1.9
		102.4	1.5	80.4	(2.7)

Non-GAAP Net Income (Loss)		$9.2	$56.3	$(40.5)	$19.9

Non-GAAP Diluted Net Income (Loss) per common share		$0.22	$1.38	$(1.01)	$0.49

Diluted weighted average shares	(9)	41.3	40.8	40.1	41.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 35%

(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017

(9) Cray recorded a GAAP net loss for the three months ended December 31, 2017 and non-GAAP net income for the same period. As such, the diluted weighted average shares number on the Reconciliation of GAAP to non-GAAP Net Income (Loss) differs from the amount on Cray’s Condensed Consolidated Statement of Operations by the weighted average number of potential common shares outstanding, including the additional dilution related to conversion of stock options, unvested restricted stock and unvested restricted stock units as computed under the treasury stock method